SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 2, 2000
                                  -----------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
                                                         --------------


















                                      - 1 -
ITEM 5. OTHER EVENTS

     On May 2, 2000, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), issued a press release announcing that its' subsidiary, DIRECTV, Inc., will rollout local channels in 12 additional markets. The release is as follows:

          DIRECTV to Rollout Local Channels in 12 Additional Markets

                    Most Markets to Receive Local Channels
                 From Satellites at 101 Degrees Orbital Slot

      EL SEGUNDO, CA, May 2, 2000 - DIRECTV, Inc., which currently offers local broadcast network channels in 23 major metropolitan markets via its high-power DIRECTV(R) digital television service, announced today its plan to rollout local channels in 12 additional markets beginning in June. DIRECTV will continue adding local channel markets throughout the second and third quarters, and by late September, expects to offer local channels in 35 markets across the country, representing 58 million homes, or about 58 percent of the nation's television households.

      Most of the 12 new markets will receive local channels from DIRECTV's satellites at 101 degrees West Longitude (WL), its primary orbital slot. As a result, DIRECTV customers who reside in those markets will be able to receive the new local channel service, as well as DIRECTV's current lineup of programming, through their existing set-top box and 18-inch antenna.

      Salt Lake City, Indianapolis, Charlotte and Milwaukee - which will receive local channels from 101 degrees WL - will be among the first of the 12 new markets that will receive local channels from DIRECTV. The additional eight markets will be announced in the coming weeks.

      "With more than 50 percent of our new customers subscribing to local channels, it's abundantly clear that the availability of local channels via satellite has eliminated the final barrier to entry for consumers dropping cable and switching to DIRECTV," said Bill Casamo, president, DIRECTV Merchandising, Inc. "Offering local channels from our primary orbital slot in the majority of our 12 new markets will make it much easier for our existing customers in those markets to receive those channels. All they will have to do to begin receiving their local channels from DIRECTV is call and order - no new hardware is required."

      In addition to launching local channels in 12 new markets, DIRECTV will continue to assess additional local channel markets as it expands its satellite capacity. DIRECTV will launch its DIRECTV 5 satellite late this summer. Acquired in the PRIMESTAR acquisition last year, formerly called Tempo I, DIRECTV 5 will be stationed at the 119 degrees WL orbital slot. Next year, DIRECTV will launch DIRECTV 4S, its first spot beam satellite. DIRECTV 4S will be stationed with other DIRECTV satellites at the 101 degrees WL orbital slot.

      DIRECTV is the nation's leading digital satellite television service with more than 8.3 million customers including customers subscribing to PRIMESTAR By DIRECTV. DIRECTV is a registered trademark of DIRECTV, Inc., a unit of Hughes Electronics Corporation. Hughes Electronics is the world's leading provider of digital television entertainment, and satellite and wireless systems and services. The earnings of Hughes Electronics, a unit of General Motors Corporation, are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE: GMH). Visit DIRECTV on the World Wide Web at www.directv.com.


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                                      - 2 -


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    May 2, 2000
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)














































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